Coopers & Lybrand L.L.P.

Coopers
& Lybrand                                 a professional services firm



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of  Trustees of Global High Income Portfolio:

We consent to the inclusion in Post Effective Amendment No. 8 to the Registration Statement of Global High Income Portfolio on Form N-1A of our reports dated December 15, 1997 on our audit of the financial statements and supplementary data of the above referenced Portfolio which is included in the Annual Report to Shareholders for the year ended October 31, 1997 which is included in the Post Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption "Financial Statements."


                                                /s/ COOPERS & LYBRAND L.L.P.
                                                ----------------------------
                                                COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 18, 1998